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                                                                   EXHIBIT 23(B)


                              [WALKERS LETTERHEAD]



22 January 2002


MR. BRYAN SANCHEZ
Seven Seas Petroleum Inc.
555 San Felipe
Houston, Texas  77656

Dear Mr. Sanchez:

RE: SEVEN SEAS PETROLEUM INC. - REGISTRATION STATEMENT ON FORM S-3

We hereby consent to the use of the firm's name in each place it appears in the Registration Statement and consent to the filing with the Securities and Exchange Commission of our opinion dated 22 January 2002, as an exhibit to the Registration Statement.

Yours sincerely

WALKERS


/s/ Gene DaCosta
----------------
PER GENE DACOSTA